UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-768	37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5205 N. O'Connor Blvd. Suite 100, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 891-7700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Caterpillar Inc. (the “Company”) is providing an update relating to the estimated impact of tariffs on its financial results. Since the Company released its second quarter earnings on August 5, 2025, several additional clarifications and additional tariffs have been announced. These clarifications and additional tariffs will impact the Company’s financial results for the third quarter and the remainder of 2025. While the Company continues to take initial mitigating actions to reduce this impact, trade and tariff negotiations continue to be fluid. Based on the changes and clarifications announced since August 5, 2025 and expected to be in place as of August 31, 2025, the Company now expects the net impact from incremental tariffs introduced in 2025 will be between approximately $500 million to $600 million for the third quarter and approximately $1.5 to $1.8 billion for 2025. Including the net impact from incremental tariffs, the Company now expects its full year adjusted operating profit margin to be near the bottom of the target margin range. The revised estimated net impact from tariffs is not expected to affect the Company’s sales and revenue outlook provided during the second quarter earnings call on August 5, 2025.

Further updates will be provided in the Company’s third-quarter earnings announcement and conference call on October 29, 2025.

FORWARD-LOOKING STATEMENTS

Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding (i) tariffs, (ii) the Company’s mitigating actions and cost controls, and (iii) the anticipated impact of the foregoing on the Company’s business, results of operations and financial condition. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

The Company’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in the Company’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following is furnished as an exhibit to this report:

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

August 28, 2025	By:	/s/ Derek Owens
Derek Owens Chief Legal Officer and General Counsel